Exhibit 10.50

SECOND AMENDED, RESTATED AND CONSOLIDATED

UNCONDITIONAL GUARANTY

SEPTEMBER 28, 2012

1. Pursuant to this Second Amended, Restated and Consolidated Unconditional Guaranty (this agreement, together with all amendments, restatements, supplements, other modifications and Guaranty Supplements (as defined below), this “Guaranty”), the undersigned, MRC Permian Company, a Texas corporation, MRC Rockies Company, a Texas corporation, Matador Production Company, a Texas corporation, Longwood Gathering and Disposal Systems GP, Inc., a Texas corporation, Longwood Gathering and Disposal Systems, LP, a Texas limited partnership, and Matador Resources Company (formerly known as Matador Holdco, Inc.), a Texas corporation, and each other Person who becomes a party hereto pursuant to Section 21 (each, a “Guarantor,” and collectively, the “Guarantors”), whose address is 5400 LBJ Freeway, Suite 1500, Dallas, Texas 75240, hereby jointly and severally, irrevocably, unconditionally and absolutely guarantee in favor of (i) Royal Bank of Canada, as administrative agent (in such capacity, “Administrative Agent”) for the Lenders from time to time parties to that certain Third Amended and Restated Credit Agreement, dated as of September 28, 2012, among MRC Energy Company, a Texas corporation formerly known as Matador Resources Company (the “Borrower”), the Lenders from time to time party thereto, and the Administrative Agent (as the same may be amended, restated, amended and restated, renewed, extended, supplemented, or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement) and (ii) the other Secured Parties, their respective successors, endorsees, permitted transferees and permitted assigns, the prompt and complete payment and performance when due, after the expiration of any applicable cure period under the Credit Agreement, if any, of all Guaranteed Obligations (as herein defined).

As used herein, “Guaranteed Obligations” means all Indebtedness and interest (including any interest which, but for the application of the provisions of the Bankruptcy Code, would have accrued on amounts owed by the Borrower) under the Credit Agreement. This is a joint and several, irrevocable, unconditional and continuing guaranty of payment, and not a guaranty of collection, and the Administrative Agent, on behalf of Secured Parties, may enforce each Guarantor’s obligations hereunder without first suing or enforcing its rights or remedies against the Borrower or any other Guarantor or obligor or enforcing or collecting any present or future collateral security for the Guaranteed Obligations. Notwithstanding anything herein or in any other Loan Document to the contrary, in any action or proceeding involving any state corporate law, or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if, as a result of applicable law relating to fraudulent conveyance or fraudulent transfer, including Section 548 of the Bankruptcy Code or any applicable provisions of comparable state law (collectively, “Fraudulent Transfer Laws”), the obligations of any Guarantor under this Section 1 would otherwise, after giving effect to (y) all other liabilities of such Guarantor, contingent or otherwise, that are relevant under such Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor in respect of intercompany Debt to the Borrower to the extent that such Debt would be discharged in an amount equal to the amount paid by such Guarantor hereunder) and (z) the value as assets of such Guarantor (as determined under the applicable provisions of such Fraudulent Transfer Laws) of any rights of subrogation, contribution, reimbursement, indemnity or similar rights held by such Guarantor pursuant to (i) applicable requirements of law, (ii) Section 10 hereof or (iii) any other contractual obligations providing for an equitable allocation among such Guarantor and other Subsidiaries or Affiliates of the Borrower of obligations arising under this Guaranty or other guaranties of the Guaranteed Obligations by such parties, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under this Section 1, then the amount of such liability shall, without any further action by such Guarantor, any Secured Party or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

2. Payment of any sum or sums due to the Secured Parties hereunder will be made by each Guarantor immediately upon demand by Administrative Agent. Each Guarantor agrees that its obligation hereunder shall not be discharged or impaired in any respect by reason of any failure by Administrative Agent to perfect, or continue perfection of, any Lien or security interest in any security or any delay by Administrative Agent in perfecting any such Lien or security interest.

3. Each Guarantor hereby waives (a) notice of acceptance of this Guaranty, (b) notice of the extension of credit by the Lenders or Issuing Lender to the Borrower, (c) notice of the occurrence of any breach or default by the Borrower in respect of the Guaranteed Obligations, (d) notice of the sale or foreclosure on any collateral for the Guaranteed Obligations, (e) notice of the transfer of any part or all of the Guaranteed Obligations to any third party, (f) demand for payment, presentment, protest, notice of protest and non-payment, or other notice of default, notice of acceleration and intention to accelerate, and (g) all other notices (other than notices required by the Loan Documents).

4. Each Guarantor hereby consents, agrees and acknowledges that its obligations hereunder shall not be released or discharged by, the following: (a) the renewal, extension, modification, increase, amendment or alteration of the Credit Agreement, the Guaranteed Obligations or any related document or instrument; (b) any forbearance, waiver, extension or compromise granted to the Borrower by the Secured Parties; (c) the insolvency, bankruptcy, liquidation or dissolution of the Borrower or any other Guarantor or obligor; (d) the invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations; (e) the full or partial release of the Borrower, any other Guarantor or obligor; (f) the release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including without limitation negligent, willful unreasonable or unjustifiable impairment) of any collateral for the Guaranteed Obligations; (g) the failure of the Secured Parties to properly obtain, perfect or preserve any security interest or Lien in any such collateral; (h) the failure of the Secured Parties to exercise diligence, commercial reasonableness or reasonable care in the preservation, enforcement or sale of any such collateral; (i) the time for the Borrower’s performance of or compliance with any covenant or agreement contained in the Credit Agreement or any other Loan Document may be extended or such performance or compliance may be waived; and (j) any other act or omission of the Secured Parties, the Borrower or any other Person or any other circumstance which would otherwise constitute or create a legal or equitable defense in favor of any Guarantor (other than the defenses of final payment and performance).

5. Until all of the Guaranteed Obligations have been paid in full in cash, each Guarantor hereby waives any rights of subrogation, reimbursement, indemnity, or contribution which it may have as a result of paying the Guaranteed Obligations. Any amounts paid to a Guarantor on account of subrogation rights under this Guaranty at any time when all the Guaranteed Obligations have not been paid in full, shall be held in trust for the benefit of the Administrative Agent and shall promptly be paid to the Administrative Agent to be credited and applied to the Guaranteed Obligations, whether matured or unmatured or absolute or contingent, in accordance with the terms of the Credit Agreement.

6. Each Guarantor represents and warrants that (a) it has received or will receive direct or indirect benefit from the making of this Guaranty and the creation of the Guaranteed Obligations; (b) each Guarantor is familiar with the financial condition of the Borrower and the value of any collateral security for the Guaranteed Obligations; (c) none of the Secured Parties has made any representations to any Guarantor in order to induce such Guarantor to execute this Guaranty; (d) to the best of its knowledge and belief, the execution, delivery and performance by each Guarantor of this Guaranty and the consummation of the transactions contemplated hereunder do not, and will not, contravene or conflict in any material respect with any law, statute or regulation whatsoever to which such Guarantor is subject or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or result in the breach of, any indenture, mortgage, deed of trust, charge, Lien, or any contract, agreement or other instrument to which such Guarantor is a party or which may be applicable to such Guarantor or any of its assets, except where such contravention, default or breach could not reasonably be expected to have a Material Adverse Effect; (e) this Guaranty has been authorized by all necessary action of each Guarantor and is a legal and binding obligation of each Guarantor and is enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors’ rights and general equitable principles; and (f) all representations and warranties made by each Guarantor herein shall survive the execution hereof.

7. Each Guarantor hereby acknowledges that any Guarantor’s termination or disposition of any ownership interest in the Borrower shall not alter, affect or in any way limit the obligations of such Guarantor hereunder.

8. In the event the Borrower is not liable for part or all of the Guaranteed Obligations because the act of creating the obligation is ultra vires, or the officers or persons creating same acted in excess of their authority, and for these reasons any part of the Guaranteed Obligations cannot be enforced against the Borrower, such fact shall in no manner affect any Guarantor’s liability hereunder; but each Guarantor shall be liable hereunder, notwithstanding any finding that the Borrower is not liable for part or all of the Guaranteed Obligations, and to the same extent as such Guarantor would have been if the Guaranteed Obligations had been enforceable against the Borrower.

9. In the event of a default in the payment or performance of all or any part of the Guaranteed Obligations when such Guaranteed Obligations become due, whether by its terms, by acceleration or otherwise, each Guarantor shall, upon demand, promptly pay the amount due thereon to Administrative Agent, in lawful money of the United States, at Administrative Agent’s address set forth in the Credit Agreement. One or more successive or concurrent actions may be brought against any Guarantor, either in the same action in which the Borrower is sued or in separate actions, as often as Administrative Agent deems advisable. Suit may be brought or demand may be made against all parties who have signed this Guaranty or any other guaranty in favor of Administrative Agent covering all or any part of the Guaranteed Obligations, or against any one or more of them, separately or together, without impairing the rights of Administrative Agent against any party hereto. The exercise by Administrative Agent of any right or remedy under this Guaranty or under any other agreement or instrument, at law, in equity or otherwise, shall not preclude concurrent or subsequent exercise of any other right or remedy. No delay on the part of Administrative Agent in exercising any right hereunder or failure to exercise the same shall operate as a waiver of such right. In no event shall any waiver of the provisions of this Guaranty be effective unless the same be in writing and signed by Administrative Agent, and then only in the specific instance and for the purpose given.

10. To the extent that any Guarantor shall be required hereunder to pay a portion of the Guaranteed Obligations exceeding the greater of (a) the amount of the economic benefit actually received by such Guarantor from the Advances and the Letters of Credit and (b) the amount such Guarantor would otherwise have paid if such Guarantor had paid the aggregate amount of the Guaranteed Obligations (excluding the amount thereof repaid by the Borrower) in the same proportion as such Guarantor’s net worth at the date enforcement is sought hereunder bears to the aggregate net worth of all the Guarantors at the date enforcement is sought hereunder, then such Guarantor shall be reimbursed by such other Guarantors for the amount of such excess, pro rata, based on the respective net worths of such other Guarantors at the date enforcement hereunder is sought. Notwithstanding anything to the contrary, each Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing its guaranty herein or affecting the rights and remedies of the Guarantors hereunder. This Section 10 is intended only to define the relative rights of the Guarantors, and nothing set forth in this Section 10 is intended to or shall impair the obligations of the Guarantors, jointly and severally, to pay to the Administrative Agent, for the benefit of the Secured Parties, the Guaranteed Obligations as and when the same shall become due and payable in accordance with the terms hereof.

11. Any and all payments by or on account of any obligation of any Guarantor hereunder shall be made free and clear of and without deduction or withholding for any Indemnified Taxes or Other Taxes on the same terms and to the same extent that payments by the Borrower are required to be made free and clear of Indemnified Taxes and Other Taxes pursuant to the terms of Section 11.9 of the Credit Agreement.

12. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Secured Party or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or any Guarantor or otherwise, all as though such payment had not been made.

13. If an Event of Default shall have occurred and be continuing, the Administrative Agent and each of the Secured Parties shall be entitled, at their option, to offset balances (general or special, time or demand, provisional or final) held by them for the accounts of the Guarantors at any of the Administrative Agent’s or any Secured Party’s offices, in United States dollars or in any other currency, against any amount payable by the Guarantors under this Guaranty which is not paid when due, in which case it shall promptly notify the Guarantors thereof; provided that the Administrative Agent’s or any Secured Party’s failure to give such notice shall not affect the validity thereof.

14. All notices shall be given as provided by the terms of the Credit Agreement and to the addresses for notices set forth on the signature pages hereto.

15. This Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, transferees, and endorsees; provided that the Guarantors may not assign or transfer their respective rights or obligations under this Guaranty.

16. Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.

17. This Guaranty embodies the entire agreement between the parties hereto, and supersedes all prior agreements, conditions and understandings, if any, related to the subject matter hereof. This Guaranty may be amended only by a written instrument executed by Guarantors and Administrative Agent. The substantive laws of the State of Texas shall govern the validity, construction, enforcement and interpretation of this Guaranty. For purposes of litigation pertaining to this Guaranty, each Guarantor, Administrative Agent, and each Secured Party by its acceptance of the benefits of this Guaranty, hereby irrevocably consent and submit to the non-exclusive personal jurisdiction of state and federal courts located in the State of Texas. The Guarantors, Administrative Agent, and each Secured Party by its acceptance of the benefits of this Guaranty agree that Dallas County, Texas, is a convenient forum in which to decide any dispute related to this Guaranty or the Credit Agreement and agrees that all actions pertaining to this Guaranty and the Credit Agreement may be brought in Dallas County, Texas.

18. In addition to the obligation of each Guarantor set forth in Section 1 hereof, such Guarantor shall pay to the Secured Parties all reasonable and documented costs and expenses (including court costs and reasonable attorneys’ fees) incurred by any of the Secured Parties in the preservation or enforcement of its rights and remedies hereunder. The obligations of the Guarantors under this Section 19 shall survive the termination of this Guaranty.

19. This Guaranty is an amendment and restatement, but not an extinguishment, novation, or release of that certain Amended, Restated and Consolidated Unconditional Guaranty dated December 30, 2011 (the “Existing Guaranty”), executed by the Guarantors. Each Guarantor who is a party to the Existing Guaranty hereby reaffirms, ratifies, restates and confirms its obligations pursuant to the Existing Guaranty, as applicable, as amended and restated by this Guaranty. This Guaranty, as it relates to any Guarantor, shall be released and/or terminated in accordance with Section 13.20 of the Credit Agreement.

20. Upon the execution and delivery by any other Person of a Guaranty Supplement in substantially the form of Exhibit A (each, a “Guaranty Supplement”), such Person shall become a “Guarantor” hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any Guaranty Supplement shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Guaranty.

21. This Guaranty may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Guaranty by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Guaranty by facsimile or by other electronic transmission shall be effective as delivery of a manually executed counterpart of this Guaranty.

22. THIS GUARANTY AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES HERETO.

23. EACH PARTY HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS GUARANTY OR ANY RELATED INSTRUMENT OR AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS GUARANTY OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTION OF ANY PARTY HERETO. NONE OF THE PARTIES HERETO SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY ANY PARTY HERETO EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY ALL THE PARTIES HERETO. EACH REFERENCE TO A “PARTY” OR THE “PARTIES” IN THIS SECTION 23 SHALL INCLUDE EACH PERSON WHO EXECUTES AND DELIVERS A GUARANTY SUPPLEMENT.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Guaranty to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first written above.

GUARANTORS:

MRC PERMIAN COMPANY

By:	/s/ David E. Lancaster
Name:	David E. Lancaster
Title:	Executive Vice President

MRC ROCKIES COMPANY

By:	/s/ David E. Lancaster
Name:	David E. Lancaster
Title:	Executive Vice President

MATADOR PRODUCTION COMPANY

By:	/s/ David E. Lancaster
Name:	David E. Lancaster
Title:	Executive Vice President

LONGWOOD GATHERING AND DISPOSAL SYSTEMS GP, INC.

By:	/s/ David E. Lancaster
Name:	David E. Lancaster
Title:	Executive Vice President

Second Amended and Restated Guaranty – Signature Page

LONGWOOD GATHERING AND DISPOSAL SYSTEMS, LP

By:	Longwood Gathering and Disposal Systems GP, Inc., its General Partner

By:	/s/ David E. Lancaster
Name:	David E. Lancaster
Title:	Executive Vice President

MATADOR RESOURCES COMPANY

By:	/s/ David E. Lancaster
Name:	David E. Lancaster
Title:	Executive Vice President

Address for each Guarantor: 5400 LBJ Freeway, Suite 1500 Dallas, Texas 75240 Attention: David Lancaster Facsimile No: (214) 866-4832

Second Amended and Restated Guaranty – Signature Page

ACCEPTED AND AGREED TO BY:

ROYAL BANK OF CANADA, as Administrative Agent

By:	/s/ Ann Hurley
Name:	Ann Hurley
Title:	Manager, Agency

Address:
Royal Bank of Canada, as Agent
20 King Street West,
4th Floor
Toronto, Ontario
M5H1C4, Canada
Attn: Manager Agency Services Group
Fax: (416) 842 4023

With a copy to:
2800 Post Oak Blvd.
Suite 3900
Houston, Texas 77056
Telephone: (713) 403-5607
Fax: (713) 403-5624
Attn: Don J. McKinnerney

Second Amended and Restated Guaranty – Signature Page

Exhibit A

Form of Guaranty Supplement

GUARANTY SUPPLEMENT NO.

THIS GUARANTY SUPPLEMENT NO.            (this “Guaranty Supplement”) is made as of            , to the Second Amended, Restated and Consolidated Unconditional Guaranty dated as of September 28, 2012 (such agreement, together with all amendments, restatements, other modifications and Guaranty Supplements (as such term is defined therein), the “Guaranty”), among the initial signatories thereto and each other Person which from time to time thereafter became a party thereto pursuant to Section 21 thereof (each, individually, a “Guarantor” and, collectively, the “Guarantors”), in favor of Administrative Agent (as defined in the Guaranty) for the benefit of the Secured Parties (as defined in the Guaranty).

BACKGROUND.

Capitalized terms not otherwise defined herein have the meaning specified in the Guaranty. The Guaranty provides that additional parties may become Guarantors under the Guaranty by execution and delivery of this Guaranty Supplement. Pursuant to the provisions of Section 21 of the Guaranty, the undersigned is becoming a Guarantor under the Guaranty. The undersigned desires to become a Guarantor under the Guaranty in order to induce the Secured Parties to continue to make credit extensions and accommodations under the Loan Documents.

AGREEMENT.

NOW, THEREFORE, the undersigned agrees with Administrative Agent and each other Secured Party as follows:

SECTION 1. In accordance with the Guaranty, the undersigned hereby becomes a Guarantor under the Guaranty with the same force and effect as if it were an original signatory thereto as a Guarantor, and the undersigned hereby (a) agrees to all the terms and provisions of the Guaranty applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct in all material respects (except to the extent such representation and warranty is already qualified by materiality or by a “Material Adverse Effect” clause, in which case such representation and warranty shall be true and correct in all respects) on and as of the date hereof, except for any such representations and warranties that were made as of a specified date. Each reference to a “Guarantor” in the Guaranty shall be deemed to include the undersigned.

SECTION 2. Except as expressly supplemented hereby, the Guaranty shall remain in full force and effect in accordance with its terms.

SECTION 3. The substantive laws of the State of Texas shall govern the validity, construction, enforcement and interpretation of this Guaranty Supplement.

Exhibit A – Guaranty Supplement

SECTION 4. This Guaranty Supplement hereby incorporates by reference the provisions of the Guaranty, which provisions are deemed to be a part hereof, and this Guaranty Supplement shall be deemed to be a part of the Guaranty.

SECTION 5. This Guaranty Supplement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Guaranty Supplement by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Guaranty Supplement by facsimile or by other electronic transmission shall be effective as delivery of a manually executed counterpart of this Guaranty Supplement. The notice address of the undersigned for any notices or other communications under the Guaranty shall be the notice address as set forth on the signature page attached hereto.

[Signature page follows]

Exhibit A – Guaranty Supplement

EXECUTED as of the date above first written.

ADDRESS:	[ADDITIONAL GUARANTOR]

By:
Print Name:
Attention:	Print Title:

ACCEPTED BY:

ROYAL BANK OF CANADA, as Administrative Agent

By:
Print Name:
Print Title:

Exhibit A – Guaranty Supplement